SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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IRIDEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IRIDEX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 12, 2013

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IRIDEX Corporation, a Delaware corporation (the “Company”), will be held on June 12, 2013 at 10:00 a.m., Pacific time, at the Company’s principal executive offices located at 1212 Terra Bella Avenue, Mountain View, California 94043 for the following purposes:

1.	To elect six (6) directors to serve for the ensuing year or until their successors are elected and qualified (Proposal One);

2.	To ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for fiscal year 2013 ending December 28, 2013 (Proposal Two);

3.	To hold a non-binding vote to approve the Company’s executive compensation (Proposal Three);

4.	To hold a non-binding vote on the frequency of executive compensation votes (Proposal Four); and

5.	To transact such other business as may properly be brought before the meeting and any adjournment(s) or postponement(s) thereof.

Stockholders of record at the close of business on April 15, 2013 shall be entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he, she or it has previously voted using the Internet, telephone or proxy card. If you wish to attend the meeting to vote in person and need directions, please contact Investor Relations at (650) 940-4700 or slbruce@iridex.com.

By Order of the Board of Directors of IRIDEX Corporation,

Mountain View, California	William M. Moore
April 26, 2013	Chairman of the Board of Directors; President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WHETHER
OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY (1) USING
THE INTERNET, (2) TELEPHONE OR (3) COMPLETING AND RETURNING THE ENCLOSED
PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 12, 2013

The Proxy Statement and Annual Report on Form 10-K

are available at http://phx.corporate-ir.net/phoenix.zhtml?c=112360&p=proxy

IRIDEX CORPORATION

1212 Terra Bella Avenue

Mountain View, CA 94043

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The accompanying Proxy is solicited on behalf of the Board of Directors (the “Board”) of IRIDEX Corporation, a Delaware corporation (the “Company” or “IRIDEX”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company located at 1212 Terra Bella Avenue, Mountain View, California 94043 on June 12, 2013, at 10:00 a.m., Pacific time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number is (650) 940-4700.

These proxy solicitation materials and the Annual Report on Form 10-K for fiscal year 2012 ended December 29, 2012, including financial statements, were mailed on or about April 29, 2013 to all stockholders entitled to vote at the meeting.

Record Date and Share Ownership

Stockholders of record at the close of business on April 15, 2013 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) or postponement(s) thereof. At the Record Date, 8,558,406 shares of the Company’s Common Stock, par value $0.01 per share, were issued and outstanding and held of record by approximately 58 stockholders. At the Record Date 500,000 shares of the Company’s Series A preferred stock, par value $0.01, were issued and outstanding and held of record by three stockholders. Each share of the Company’s Series A preferred stock entitles the holder thereof to the number of votes equal to the aggregate number of shares of Common Stock issuable upon the conversion of such holder’s shares of the Series A preferred stock to Common; each share of Series A preferred stock is convertible into two shares of Common Stock.

Voting

Each stockholder is entitled to one vote for each share of Common Stock and two votes for each share of Series A preferred stock held by such stockholder. Holders of the Company’s Common Stock and Series A preferred stock are the only security holders of the Company entitled to vote at the Annual Meeting, and shall vote together as one class on each of the proposals presented in this Proxy Statement. The stockholders may not cumulate votes in the election of directors.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For instructions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instructions provided to you by your broker, trustee or nominee.

By mail—Stockholders of record of IRIDEX Common Stock or Series A preferred stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. IRIDEX stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instructions provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

By Internet—Stockholders of record of IRIDEX Common Stock or Series A preferred stock may submit proxies online by following the “Vote by Internet” instructions on their proxy cards until 1:00 a.m., Central time, on June 12, 2013. Most IRIDEX stockholders who hold shares beneficially in street name may vote by accessing the web site specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for Internet voting availability.

By telephone—Stockholders of record of the Company’s Common Stock who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on their proxy cards until 1:00 a.m., Central time, on June 12, 2013. Most IRIDEX stockholders who hold shares beneficially in street name may vote by phone by calling the number specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for telephone voting availability.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company at its principal offices to the attention of the Company’s Chief Financial Officer a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

Solicitation of Proxies

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or other electronic means.

Quorum; Abstentions; Broker Non-Votes

Votes cast by a properly submitted proxy card, by telephone, by the Internet or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). Holders of a majority of shares entitled to vote must be present at the meeting, represented by a properly submitted proxy card, voted by telephone or voted by the Internet in order for a quorum to exist. The Inspector will determine whether or not a quorum is present. Proposal One, the Election of Directors, and Proposal Four, the non-binding vote on the frequency of executive compensation votes, will each be decided by a plurality vote of the votes duly cast. Proposal Three, the non-binding vote to approve the Company’s executive compensation, will be decided by a majority of the votes present in person or represented by proxy and entitled to vote. Proposal Two, the ratification of the appointment of our independent registered public accounting firm, will be decided by the affirmative vote of a majority of the votes duly cast.

Shares that are timely voted by telephone, the Internet or a properly dated, executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) FOR the election of the nominees for directors set forth herein; (ii) FOR the ratification of Burr Pilger Mayer, Inc. as the independent registered public accounting firm of the Company for fiscal year 2013 ending December 28, 2013; (iii) FOR the non-binding stockholder approval of executive compensation; (iv) “ONE YEAR” as the frequency with which stockholders are provided an advisory vote to approve the Company’s executive compensation and (v) in the proxy holder’s discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Pursuant to Delaware law, the Inspector will treat shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum and as shares entitled to vote (the “Votes Cast”) on the subject matter at the Annual Meeting with respect to such matter. With respect to broker non-votes, although broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, your broker, bank or other nominee may have authority to vote your shares on your behalf.

Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders, including nominations for the election of directors, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All proposals by any stockholder to be presented at the 2014 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, attention: Secretary, no later than December 27, 2013 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. To be properly brought before an annual meeting of stockholders outside the processes of Rule 14a-8, notice of nominations for the election of directors or other business proposals must be delivered in writing to the Secretary of the Company at the principal executive offices of the Company no less than 45 days, nor more than 120 days, prior to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting. However, in the event that the date of the 2014 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days (other than as a result of adjournment) after the one year anniversary of the 2013 Annual Meeting of Stockholders, notice by a stockholder to be timely must be delivered in writing not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day after the day on which a public announcement of the date of such meeting is first made.

If a stockholder intends to submit a proposal at the Company’s 2014 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice of the proposal on or prior to December 27, 2013 and in accordance with the requirements set forth in the Exchange Act, then the proxy holders will be allowed to use their discretionary authority with regard to proxies delivered in connection with the 2014 Annual Meeting of Stockholders when and if the proposal is raised at the Company’s 2014 Annual Meeting.

Stockholder Information

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2012 ended December 29, 2012, including financial statements, is enclosed with these proxy solicitation materials. In compliance with Rule 14a-3 promulgated under the Exchange Act, the Company hereby undertakes to provide without charge to each person, upon written request, a copy of the Company’s Annual Report on Form 10-K for fiscal year 2012 ended December 29, 2012, not including exhibits. If a stockholder prefers a copy of the Annual Report on Form 10-K for fiscal year 2012 ended December 29, 2012 including exhibits, the stockholder will be charged a reasonable fee (which shall be limited to our reasonable expenses in furnishing such exhibits). Requests for such copies should be directed to IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, California 94043, Attention: Investor Relations.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting us as instructed in the previous sentence, or by contacting our Investor Relations Department at (650) 940-4700. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number specified above to request that only a single copy of these materials be delivered to your address in the future.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Nominating and Governance Committee has nominated six (6) individuals to be elected at the Annual Meeting, all of whom are presently directors of the Company. Each nominee has consented to be named as a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director or that any additional persons will be nominated at the Annual Meeting. Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until such director’s successor has been elected and qualified.

Pursuant to provisions of the Securities Purchase Agreement by and between the Company and BlueLine Capital Partners (“BlueLine”), dated August 31, 2007, BlueLine received the right to designate two individuals for appointment to the Company’s Board, one of which was to be designated at BlueLine’s sole discretion and one of which was to be subject to the Company’s approval. Mr. Scott A. Shuda was designated as a director at BlueLine’s sole discretion, and Mr. James B. Hawkins was designated by BlueLine with the Company’s approval. There are no other arrangements or understandings between any director or executive officer and any other person pursuant to which such director or officer is or was to be selected as a director or officer of the Company. There is no family relationship between any director or executive officer of the Company.

The names of, and certain information regarding, the nominees, as of April 26, 2013 are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
William M. Moore	64	Chairman of the Board of Directors; President and Chief Executive Officer of IRIDEX Corporation	2007
Sanford Fitch (1)(2)(3)(4)	72	Independent Consultant	2004
Garrett A. Garrettson, Ph.D. (1)(2)(4)	69	Independent Consultant	2004
James B. Hawkins (1)(2)(3)(5)	57	President and Chief Executive Officer of Natus Medical Incorporated	2007
Ruediger Naumann-Etienne, Ph.D. (1)(4)(5)	66	Managing Director of Intertec Group	2009
Scott A. Shuda (1)	47	Managing Director of BlueLine Partners, LLC	2012

(1)	The Board has made the affirmative determination that such nominee is independent as defined under the listing standards of The Nasdaq Stock Market.
(2)	Member of the Audit Committee.
(3)	Audit committee financial expert as defined in the rules of the Securities and Exchange Commission.
(4)	Member of the Compensation Committee.
(5)	Member of the Nominating and Governance Committee.

William M. Moore currently serves as the Chairman of the Company’s Board of Directors and as the President and Chief Executive Officer of the Company. He has served as a director of the Company since September 2007, as Chairman of the Company’s Board of Directors since September 2010, and as the President and Chief Executive Officer of the Company since August 2012. Mr. Moore served as a member of the Company’s Compensation Committee from September 2007 to July 2010, and as the Chairman of the Company’s Nominating and Governance Committee from February 2009 to October 2012. Mr. Moore also currently serves on the board of directors of Natus Medical Incorporated, a public company he co-founded in 1990 and for which he served as CEO until 1993. Natus Medical Incorporated is a provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and certain newborn conditions. Mr. Moore served as a consultant to BlueLine Partners, a private equity firm, from February 2004 until June 2008. From February 2008 to June 2010, Mr. Moore served on the board of directors of Urologix, Inc., a public company that develops, manufactures and markets minimally invasive medical products for the treatment of urological disorders. From February 2006 to February 2008, Mr. Moore served on the board of directors of Criticare Systems, Inc. a public company that develops, manufactures and markets patient monitoring systems and accessories used in anesthesia, critical care, medical transport and outpatient care settings. From March 2003 until February 2004, Mr. Moore was a general partner of Alpine Partners, a venture capital firm. Mr. Moore served as CEO of Metasensors, Inc., a medical device company, from 1998 to March 2003. Mr. Moore holds a B.S. in Business from the University of Utah.

Mr. Moore brings to the board current operational experience, along with over twenty five years of experience in the healthcare industry. Mr. Moore firmly understands IRIDEX’ business and technology. Mr. Moore’s past service on the boards of directors of four public companies, including his service on audit, compensation and nominating and governance committees, as well as his experience as an investor, provides him the strong background in understanding the qualifications for board members necessary to serve as our Chairman, President and Chief Executive Officer.

Sanford Fitch has served as a director of the Company since 2004. Mr. Fitch has served as a director and Audit Committee Chairman of Masimo Corp, a public company that designs, develops, manufactures and sells medical devices, since November 2006. Mr. Fitch also currently serves as a director of Ozone International, Inc., a privately held technology company. Mr. Fitch served as a director and Audit Committee Chairman of Foxhollow Technologies, Inc., a public company that designed, developed, manufactured and sold medical devices, from June 2004 until October 2007. He also served as a director and Audit Committee Chairman of Conceptus Inc., a public medical device company, from December 1994 until April 2004. Mr. Fitch was Chief Financial Officer and Senior Vice President of Operations of Conceptus from December 1994 through October 1998 and took the company public in 1996. Mr. Fitch also served as Chief Financial Officer of several start-up technology companies from 1998 until 2002. From December 1990 to January 1994, Mr. Fitch served as Chief Financial Officer of SanDisk Corp., a manufacturer of flash memory devices. From 1983 through 1989, Mr. Fitch was the Chief Financial Officer of Komag Inc., a manufacturer of rigid thin film media for the disk drive industry, and took the company public in 1987. Mr. Fitch holds a B.S. in Chemistry and an M.B.A. from Stanford University.

Mr. Fitch is independent and has extensive experience in the medical device industry. Mr. Fitch’s executive management and past board service have provided him with leadership and technical skills to firmly understand IRIDEX’s business. His background in finance, years of service on audit committees, and track record as an accomplished financial executive have provided Mr. Fitch with the financial acumen and skills necessary to serve as our Audit Committee financial expert and as chairman of our Audit Committee.

Garrett A. Garrettson, Ph.D. has served as a director of the Company since 2004 and served as Lead Independent Director and then Chairman of the Company’s Board of Directors from January 2008 to September 2010. Dr. Garrettson is currently a principal of daVinci Capital Group, a private equity fund, and of G. Garrettson Consulting. From December 2005 to January 2008, Dr. Garrettson was CEO of Fresco Technologies, a privately held digital imaging company. From 2001 until 2004, Dr. Garrettson was the President and Chief Executive Officer of ClairVoyante, a privately held company that developed and licensed proprietary intellectual property to flat panel display manufacturers and that was purchased by Samsung. Prior to this, Dr. Garrettson was affiliated with Spectrian Corporation, a manufacturer of high power radio frequency transistors and amplifiers primarily for wireless network equipment, where Dr. Garrettson served as President and Chief Executive Officer from 1996 to 2000 and as Chairman of the Board from 2000 to 2002. Before joining Spectrian, Dr. Garrettson served as the President and Chief Executive Officer of Censtor Corporation, a pioneer in contact magnetic recording, and had various executive assignments at Seagate Technology and Control Data Corporation. After serving in the US Navy on active duty for four years, he began his executive career at Hewlett Packard Laboratories, where, among other things, he worked on medical device technology. Dr. Garrettson has served on boards of seven public companies and numerous private companies. He is currently Chairman of the board of directors of Giga-tronics, a public company, as well as a director of Purdy Electronics, a private company. From October 2004 until July 2010, Dr. Garrettson served as a director of GSI Group Inc., a public laser systems manufacturing company. Dr. Garrettson holds an M.S. in Engineering Physics as well as a Ph.D. in Nuclear Engineering from Stanford University.

Dr. Garrettson is independent and has extensive experience in the technology industry. His education and years of service in executive management roles at various technology companies, complemented by his broad technology background, have provided him a firm understanding of IRIDEX’ operations and technology. Dr. Garrettson’s service on the boards of directors of seven public companies, and chairman of three, and on the boards of numerous private companies, have provided him the leadership and consensus-building skills necessary to effectively serve on our Board of Directors. His service as chairman of the Compensation Committee, chairman for three public companies, as well as a member of numerous public company audit and governance committees has provided him with the strong background necessary to serve as chairman of our Compensation Committee and a member of our Audit Committee.

James B. Hawkins has served as a director of the Company since October 2007. Since April 2004, Mr. Hawkins has served as the President, Chief Executive Officer, and a director of Natus Medical Incorporated. Prior to joining Natus Medical, Mr. Hawkins was President, Chief Executive Officer, and a director of Invivo Corporation, a developer and manufacturer of multi-parameter vital sign monitoring equipment, and its predecessor from 1985 through January 2004. Mr. Hawkins also served as Secretary of Invivo from 1986 until January 2004. Mr. Hawkins holds an undergraduate degree in Business Commerce from Santa Clara University and holds an M.B.A. from San Francisco State University.

Mr. Hawkins is independent and has extensive experience in the medical device industry. Mr. Hawkins has over two decades of executive experience in successful medical device companies and a familiarity with the operation and management of IRIDEX. His education and executive experience provides him with the financial acumen necessary to serve as a financial expert on our Audit Committee. Mr. Hawkins also brings to the board strong consensus-building skills and a functional understanding of the role of the board of directors, which he developed through his service on the board of directors of public companies.

Ruediger Naumann-Etienne, Ph.D. has served as a director of the Company since December 2009. Dr. Naumann-Etienne has been the owner and Managing Director of Intertec Group, an investment company specializing in the medical device field, since 1989. He was Chairman of Cardiac Science Corporation from 2006 until the company was sold to Opto Electronics of India in 2010. From 2000 to 2005, Dr. Naumann-Etienne served as Chairman and from 2000 to 2003 as Chief Executive Officer of Quinton Cardiology Systems, one of the predecessor companies of Cardiac Science. From 1993 until 1999, Dr. Naumann-Etienne was Chairman of OEC Medical Systems, a manufacturer of fluoroscopic imaging systems and from 1987 to 1990 he was President and Chief Operating Officer of Diasonics, a manufacturer of diagnostic imaging equipment. Dr. Naumann-Etienne has served on the board of directors of Varian Medical Systems, Inc., a public medical device company, since 2003, and Encision Inc., a public medical device company, since October 2008. Dr. Naumann-Etienne also served as a director of Cardiac Science Corporation, a public medical device company, from September 2005 until December 2010, and Bio-Rad Laboratories, Inc., a public life science company, from October 2003 until December 2009. Dr. Naumann-Etienne holds a Ph.D. in International Finance from the University of Michigan. He holds a Master’s Degree in Industrial Management from the Georgia Institute of Technology and holds an undergraduate degree in Business Administration from the Technical University Berlin, Germany.

Dr. Naumann-Etienne is independent and has extensive experience in the medical device industry. His experience as an executive of multiple medical device companies has provided Dr. Naumann-Etienne with an understanding of the operation and management of a global medical device company, and with the business and technology of IRIDEX. His service on the boards of directors of several public companies has provided Dr. Naumann-Etienne with consensus-building skills and a functional understanding of the role of the board of directors. His education and his experience serving on the compensation committees of Varian Medical Systems and Encision have provided Dr. Naumann-Etienne the financial acumen and executive compensation experience necessary to serve on our Compensation Committee and as chairman of our Nominating and Governance Committee.

Scott A. Shuda has served as a director of the Company since December 2012. Mr. Shuda is the Managing Director and Co-founder of BlueLine Partners, LLC, an investment firm that focuses on publicly listed technology and healthcare companies. Mr. Shuda served as a director and Audit Committee member of MGC Diagnostics Corporation (formerly Angeion Corporation), a global medical technology company from 2010 to 2011. Prior to co-founding BlueLine Partners in April 2004, Mr. Shuda was General Counsel to Vicinity Corporation, an internet search company that went public in 2000 and was acquired by Microsoft in 2002. Prior to his employment with Vicinity, Mr. Shuda practiced law in California and New York, most recently in the Silicon Valley office of Latham & Watkins LLP. Mr. Shuda holds a J.D. from Georgetown University and an M.B.A. from Georgetown University.

Mr. Shuda is independent and has extensive experience with the medical devices industry. He brings more than a decade of professional experience in law, technology and entrepreneurial endeavors in the industry, including transactions that range from initial public offerings and venture financings to mergers and acquisitions. Mr. Shuda’s background as a corporate finance attorney, general counsel of a public company, and managing director of a private investment fund focusing on healthcare companies provides the Company with a strong perspective on the capital markets, a deep understanding of the challenges facing small public companies and the perspective of our stockholders.

Required Vote

Directors will be elected by a plurality vote of the shares of the Company’s Common Stock and Series A preferred stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the six (6) candidates receiving the highest number of affirmative votes of shares represented and voted on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is established. See “Information Concerning Solicitation and Voting—Quorum; Abstentions; Broker Non-Votes” above.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

EACH OF THE NOMINEES LISTED ABOVE

CORPORATE GOVERNANCE MATTERS

Independence of the Board of Directors

The Board has determined that, with the exception of Mr. Moore, who is the President and Chief Executive Officer of the Company, all of its members are “independent directors” as defined in the listing standards of The Nasdaq Stock Market.

Board Leadership Structure and Oversight of Risk Management

In August 2012, the Board determined that Mr. Moore, the Chairman of the Board, also should serve as our President and Chief Executive Officer. We believe that Mr. Moore’s service as both Chairman of the Board and Chief Executive Officer puts him in the best position to execute our business strategy and business plans to maximize stockholder value. Our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate and the Board believes that combining the positions is the appropriate leadership structure for the Company at this time. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board leads the Board in its fundamental role of providing advice to and oversight of management, sets the agenda for Board meetings and presides over meetings of the full Board.

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditor. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The Nominating and Governance Committee oversees risks relating to our Board composition.

Board Meetings and Committees

The Board held a total of eleven meetings during fiscal year 2012 ended December 29, 2012. No director serving during the fiscal year attended fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board upon which such director served.

During fiscal 2012, the Board had three standing committees: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.

Board Committees

Audit Committee. The Audit Committee of the Board consists of Messrs. Fitch and Hawkins and Dr. Garrettson. Mr. Fitch is the chairman of the Audit Committee. The Audit Committee held five meetings during the last fiscal year. The Board has determined that each member of the Audit Committee is independent as defined under the listing standards of The Nasdaq Stock Market and that Messrs. Fitch and Hawkins are each an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission (the “SEC”). Among other things, the Audit Committee reviews and advises the Board regarding the Company’s accounting matters and is responsible for appointing and overseeing the work of the independent public accounting firm, pre-approving audit and non-audit services to be provided by the independent public accounting firm, and reviewing and evaluating the accounting principles being applied to the Company’s financial reports. The Audit Committee has adopted a written charter approved by the Board, which was amended in April 2009, a copy of which is available on our website at www.iridex.com.

Compensation Committee. The Compensation Committee of the Board consists of Drs. Garrettson and Naumann-Etienne and Mr. Fitch. Dr. Garrettson is the chairman of the Compensation Committee. The Compensation Committee held ten meetings during the last fiscal year. The Board has determined that each member of the Compensation Committee is independent as defined under the listing standards of The Nasdaq Stock Market. Among other things, the Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee has adopted a written charter approved by the Board, which was amended in April 2009, a copy of which is available on our website at www.iridex.com.

Nominating and Governance Committee. The Nominating and Governance Committee of the Board consists of Mr. Hawkins and Dr. Naumann-Etienne. Mr. Moore served as a member of the Nominating and Governance Committee until October 2012, when he resigned in connection with his appointment as President and Chief Executive Officer of the Company. Dr. Naumann-Etienne is the chairman of the Nominating and Governance Committee. The Nominating and Governance Committee held two meetings during the last fiscal year. The Board has determined that each member of the Nominating and Governance Committee is independent as defined under the listing standards of The Nasdaq Stock Market. Among other things, the Nominating and Governance Committee develops general criteria regarding the qualifications and selection of Board members and recommends candidates for election to the Board. It is the policy of the Nominating and Governance Committee to consider nominees for the Board submitted by the stockholders of the Company. For more information regarding the submission of nominees for the Board, see the discussion in “Corporate Governance Matters” below. The Nominating and Governance Committee has adopted a written charter approved by the Board, which was amended in April 2009, a copy of which is available on our website at www.iridex.com.

Attendance at Annual Stockholder Meetings by the Board of Directors

The Company has adopted a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders. The Company’s policy is that it encourages, but does not require, directors to attend the Company’s annual meeting of stockholders. Messrs. Moore and Fitch, and Drs. Garrettson, Beck and Naumann-Etienne attended the Company’s 2012 Annual Meeting of Stockholders.

Process for Recommending Candidates for Election to the Board of Directors

The Nominating and Governance Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board. It is the policy of the Nominating and Governance Committee to consider recommendations for candidates to the Board from stockholders. Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by timely submitting their proposals in writing to IRIDEX Corporation, Corporate Secretary, 1212 Terra Bella Avenue, Mountain View, CA 94043. In order to be included in the proxy statement for the 2014 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than December 27, 2013, must be accompanied by the information required by the Company’s Bylaws and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

The Company seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded national or multinational companies and should have achieved a high level of distinction in their fields. The Nominating and Governance Committee’s general criteria and process for evaluating and identifying the candidates that it recommends to the full Board for selection as director nominees are as follows:

•

In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, and other commitments, and (3) such other factors as the Nominating and Governance Committee may consider appropriate.

•

While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have qualifications that will increase overall Board effectiveness and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•

In evaluating and identifying candidates, the Nominating and Governance Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any such firm.

•

With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Governance Committee deems necessary or proper.

•

The Nominating and Governance Committee will apply these same principles when evaluating director candidates who may be elected initially by the full Board to fill vacancies or newly created directorships prior to the next annual meeting of stockholders at which directors are elected.

•

After such review and consideration, the Nominating and Governance Committee selects, or recommends that the Board select, the slate of director nominees, either at a meeting of the Nominating and Governance Committee at which a quorum is present or by unanimous written consent of the Nominating and Governance Committee.

Consistent with past practice, the Nominating and Governance Committee and the Board will continue to monitor and assess the size and composition of the Board and will consider the appointment of additional directors from time to time as appropriate to serve the best interests of the Company and its stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact our Chairman of the Board or the other members of our Board may do so electronically by sending an email to the following address: BOD@iridex.com. Alternatively, a stockholder can contact our Chairman of the Board or the other members of the Board by writing to: Board of Directors, c/o Chairman of the Board, IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043. Communications received electronically or in writing will be distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Code of Business Conduct and Ethics

The Company’s policy is to conduct its operations in compliance with all applicable laws and regulations and to operate its business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in the Company’s Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. Such Code of Business Conduct and Ethics incorporates the Code of Ethics required by Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. The Code of Business Conduct and Ethics also complies with the listing standards of The Nasdaq Stock Market.

The Code of Business Conduct and Ethics is designed to promote honest and ethical conduct, the compliance with all applicable laws, rules and regulations and to deter wrongdoing. The Code of Business Conduct and Ethics is also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. A copy of the formally adopted Code of Business Conduct and Ethics is available on our website at www.iridex.com. We intend to disclose future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to directors and executive officers, on our web site at www.iridex.com pursuant to applicable requirements of the SEC and The Nasdaq Stock Market.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee has appointed Burr Pilger Mayer, Inc. (“BPM”), an independent registered public accounting firm, to audit the consolidated financial statements of the Company for fiscal year 2013 ending December 28, 2013, and recommends that stockholders vote for ratification of such appointment. BPM also served as the Company’s independent registered public accounting firm for fiscal year 2012 ended December 29, 2012. Representatives of BPM are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although action by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the approval of this selection by the stockholders, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit Committee feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

Fees Billed to the Company by the Company’s Principal Independent Registered Public Accounting Firm During the Previous Two Fiscal Years

The following table presents fees (in thousands) billed for professional audit services and other services rendered to the Company by its principal independent registered public accounting firm for fiscal year 2012 ended December 29, 2012 and fiscal year 2011 ended December 31, 2011.

(in thousands)	Fiscal 2012	Fiscal 2011
Audit Fees (1)	$281	$361
Audit-Related Fees (2)	—	—

Total	$281	$361

(1)

Audit Fees consisted of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as reviews of regulatory and statutory filings.

(2)

This category consists of assurance and related services by the Company’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported above under “Audit Fees.” BPM did not perform any such services for the Company in fiscal years 2012 or 2011.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established a policy governing the Company’s use of its principal independent registered public accounting firm for non-audit services. Under the policy, management may use its principal independent registered public accounting firm for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered. BPM did not provide any non-audit services for the Company in fiscal years 2012 or 2011.

The Audit Committee pre-approved all of the services and fees identified in the table above in accordance with its charter and applicable laws, rules and regulations.

Required Vote

If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the ratification of the appointment of Burr Pilger Mayer, Inc. See “Information Concerning Solicitation and Voting—Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF BURR

PILGER MAYER, INC.

PROPOSAL THREE

NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Non-Binding Vote To Approve Executive Compensation

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Compensation Program and Philosophy

Following is a summary of some of the key points of our 2012 executive compensation program. See the “Executive Compensation” section of this proxy statement below for more information.

The Company’s compensation philosophy with respect to executive officers is designed to attract, retain, motivate and reward highly qualified executives who contribute to the success of the Company and its stockholders. To achieve these goals, the Company strives to provide a comprehensive compensation package for each executive officer that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform functions similar to those performed by the executives of the Company.

Compensation Committee Oversight

The Company’s Compensation Committee is responsible for overseeing and approving the Company’s executive compensation programs and policies. The Compensation Committee is comprised solely of independent members of the Board, as defined under the listing standards of the SEC and The Nasdaq Stock Market. The Company’s executive compensation practices and programs as a whole are reviewed annually by the Compensation Committee. In addition, each executive officer’s individual compensation and eligibility for participation in the Company’s annual cash bonus incentive program are reviewed by the Compensation Committee and adjustments are made based upon an assessment of individual performance and potential to enhance long-term stockholder value.

Elements of Executive Compensation

The elements of the Company’s compensation package include base salary, annual cash bonus incentives, long-term incentive compensation in the form of equity awards, and various benefits generally available to employees of the Company. We generally strive to set the total compensation opportunity for our executive officers at the mid-point of similar companies based on peer and survey group data.

In addition to competitive base salary amounts, we provide an annual cash bonus incentive program for executive officers and senior employees which is based upon the achievement of corporate performance objectives determined by our Board and individual performance objectives determined by the Compensation Committee. We also use equity awards, which typically vest over a period of four years, to provide long-term incentive compensation.

Required Vote

If a quorum is present, the affirmative vote of the holders of a majority of the shares present and entitled to vote is necessary to approve the non-binding vote to approve the Company’s executive compensation. See “Information Concerning Solicitation and Voting—Quorum; Abstentions; Broker Non-Votes.”

We believe that our compensation programs and philosophy for our executive officers, described above and within the Executive Compensation section of this proxy statement, has been appropriately designed and operates to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE ADVISORY (NON-BINDING) VOTE APPROVING

EXECUTIVE COMPENSATION.

PROPOSAL FOUR

NON-BINDING VOTE ON THE FREQUENCY OF THE NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Act also enables our stockholders to indicate, at least once every six years, how frequently we should seek a non-binding vote to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal Three of this proxy statement. By voting on this Proposal Four, stockholders may indicate whether they would prefer a non-binding vote to approve named executive officer compensation once every one, two, or three years.

After careful consideration, our Board has determined that an annual non-binding vote to approve executive compensation is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a one-year interval for the non-binding vote to approve executive compensation. We believe that an annual vote will allow our stockholders the ability to frequently communicate to us their position on our approach to named executive officer compensation through a non-binding executive compensation vote.

Our Compensation Committee is responsible for our named executive officer compensation programs and values our stockholders’ opinions. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

Required Vote

The option of One Year, Two Years or Three Years that receives the highest number of Votes Cast by stockholders will be the frequency for the advisory vote to approve the Company’s executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Company, the Compensation Committee or our Board in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve the Company’s executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS AN ANNUAL VOTE AS THE

FREQUENCY WITH WHICH STOCKHOLDERS ARE

PROVIDED AN ADVISORY (NON-BINDING) VOTE TO

APPROVE EXECUTIVE COMPENSATION.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s executive officers as of April 26, 2013.

Name	Age	Position
William M. Moore	64	President and Chief Executive Officer, Chairman of the Board of Directors
James H. Mackaness	49	Chief Operating Officer; Chief Financial Officer
Ronald Steckel	60	Vice President, Operations
Eduardo Arias	68	Senior Vice President, Global Sales

See Mr. Moore’s biography under “Proposal One—Election of Directors.”

James H. Mackaness joined the Company in January 2008 as Chief Financial Officer and has served as Chief Operating Officer of the Company since August 2012. Prior to his employment with the Company, from September 2001 to December 2007, Mr. Mackaness served as Chief Financial Officer and Vice President of Finance of NextHop Technologies, Inc., a networking wireless technology company. Prior to that, Mr. Mackaness served as Vice President, Finance and Chief Financial Officer of Infogear Technologies Corporation and held senior management positions at Cisco Systems, Inc. and Ernst & Young LLP. Mr. Mackaness received his B.A. with honors in Psychology from the University of Warwick, England and is a Chartered Accountant and member of the Institute of Chartered Accountants of England and Wales.

Ronald Steckel joined the company in April 2012 as Vice President, Operations. Prior to joining IRIDEX, from January 2009 to March 2012, Mr. Steckel was an independent consultant, providing broad-based consulting services to medical technology companies from development stage to full commercialization. From June 2010 to December 2010, Mr. Steckel was President and CEO of Morris Innovative, focused primarily on fund raising to support the commercial launch of an innovative therapeutic vascular closure device. From August 2007 to November 2008, he served as President and CEO of Pulmonx during the transition to later stage product development and associated fund raising for US clinical trials. From July 2004 to July 2007, Mr. Steckel served as Chief Operating Officer of FoxHollow Technologies, a leader in peripheral vascular therapeutics which was acquired by ev3 Inc. Mr. Steckel received his Masters degree in Business Administration from Lake Forest College and his B.S. in Biology from Blackburn University in Carlinville, IL.

Eduardo Arias co-founded the Company and, from April 1989 to September 1991, Mr. Arias served as Vice President, Sales & Marketing and, since September 1991, served as Senior Vice President, International Worldwide Sales. He was promoted to Senior Vice President, International Sales and Business Development in January 2002 and since October 2012 has held the position of Senior Vice President, Global Sales. Mr. Arias completed programs in Industrial and Military Electronics at the National Radio Institute and Strategic Marketing at Stanford University, as well as management seminars through the American Management Association and scientific seminars sponsored by Varian, Inc. and Coherent, Inc.

EXECUTIVE COMPENSATION

Executive Summary

IRIDEX believes that the skill, talent, judgment and dedication of its executive officers are critical factors affecting the long-term value of our Company. Therefore, the goal for our executive compensation program is to fairly compensate our executives, attract and retain qualified executives who are able to contribute to our long-term success, induce performance consistent with clearly defined corporate goals, and align our executives’ long-term interests with those of our stockholders. The Company believes that its executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our stockholders. Moreover, we believe that the structure of our executive compensation program, in rewarding the achievement of annual operating goals and emphasizing long-term stockholder value creation over short-term operating results, has benefited our Company and our stockholders by focusing on growing our core business.

Compensation Philosophy

The Company’s compensation philosophy is designed to attract, retain and reward personnel who contribute to the success of the Company. To achieve these goals, the Company strives to provide a comprehensive compensation package for each executive officer that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform functions similar to those performed by the executives of the Company. The Company also incorporates equity-based incentives into its overall compensation strategy to align the financial interests of our executives with those of our stockholders.

Role and Authority of the Compensation Committee

For fiscal year 2012 ended December 29, 2012, the Compensation Committee of the Board established the overall executive compensation strategies of the Company and approved compensation elements for the Company’s Chief Executive Officer and other executive officers. Among other things, the Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee consists of Drs. Garrettson and Naumann-Etienne and Mr. Fitch. Dr. Garrettson is the chairman of the Compensation Committee. Each member of the Compensation Committee is an independent member of the Board, and no members have interlocking relationships as defined by the SEC.

The Compensation Committee has available to it such external compensation advice and data as the Compensation Committee deems appropriate to obtain. The Compensation Committee may delegate any of its responsibilities to one or more of its members or to the Company’s directors or to members of management, to the extent permitted by applicable law and subject to such reporting to or ratification by the Compensation Committee as the Compensation Committee deems necessary or appropriate.

Executive Officer Compensation

The objectives of our executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term equity incentive compensation, and various benefits generally available to employees of the Company.

Base Salary

Base salary levels for the Company’s executive officers are generally targeted to be competitive with companies in the same stage of development and in the same industry and geographic area. In determining salaries, the Compensation Committee also takes into account the Chief Executive Officer’s recommendations, individual experience, contributions to corporate goals and the Company’s performance.

Incentive Bonuses

The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to achieve annual performance goals supporting the creation of stockholder value, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The Compensation Committee approved an incentive bonus plan for fiscal 2013 and fiscal 2012, which are described in further detail below.

2013 Executive Management Bonus Plan

The 2013 executive management bonus plan (the “2013 Bonus Plan”) provides cash incentive payouts to all eligible senior staff-level employees based upon Company and individual performance. All vice presidents, corporate officers and other specified senior employees, in good standing, are eligible to participate in the 2013 Bonus Plan. Target payouts for each participant under the 2013 Bonus Plan will be based on a specified percentage of annual base salary and are triggered upon the achievement of both corporate performance objectives determined by the Board and individual performance objectives determined by the Compensation Committee. The corporate performance objectives are intended to be rigorous and challenge our executive officers to achieve. The Compensation Committee will approve the bonus distributions.

2012 Executive Management Bonus Plan

The Company’s 2012 executive management bonus plan (the “2012 Bonus Plan”) provided for the payment of cash bonuses to all eligible vice presidents, corporate officers and other specified senior employees of the Company, including the Company’s executive officers, upon the Company’s achievement of targeted operating results and individual performance objectives. The payouts under the 2012 Bonus Plan were calculated for each eligible participant based upon individual objectives determined and reviewed by the Compensation Committee. The Company operating results targets are intended to be rigorous and challenge our executive officers to achieve. Following the Compensation Committee’s review of the Company’s 2012 operating results, no bonus payments were made under the 2012 Bonus Plan.

Stock Grants/Awards

Stock options or other stock grants are granted to executive officers and other employees under the Company’s option plan. These stock options or other stock grants are intended to focus the recipient on the Company’s long-term performance to improve stockholder value and to retain the services of executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options and stock grants generally vest over a four-year period, based on continued employment. Factors considered in granting stock options and stock grants to executive officers of the Company are the duties and responsibilities of each individual, such individual’s contributions to the success of the Company and other relevant factors. The Company views stock options and stock grants as an important component of long-term compensation for executive officers because the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with the interests of stockholders. In general, we issue only non-statutory stock options to our executive officers.

2008 Equity Incentive Plan

The 2008 Equity Incentive Plan (the “2008 EIP”) was adopted by the Board in February 2008 and was approved by the stockholders in June 2008. The 2008 EIP provides for the grant of the following types of incentive awards: (i) stock options; (ii) stock purchase rights; (iii) restricted stock; (iv) restricted stock units; (v) performance shares; (vi) performance units; and (vii) stock appreciation rights. Since the expiration of the 1998 Stock Plan, equity compensation granted to the Company’s non-employee directors has been granted under the 2008 EIP. The exercise price of incentive stock options and stock appreciation rights granted under the 2008 EIP must be at least equal to the fair market value of the shares at the time of grant. With respect to any recipient who owns stock possessing more than 10% of the voting power of our outstanding capital stock, the exercise price of any option or stock purchase right granted must be at least equal to 110% of the fair market value at the time of grant. Options granted under the 2008 EIP are exercisable at such times and under such conditions as determined by the administrator of the plan; generally over a four-year period. The maximum term of incentive stock options granted to any recipient must not exceed ten years; provided, however, that the maximum term of an incentive stock option granted to any recipient possessing more than 10% of the voting power of our outstanding capital stock must not exceed five years. In the case of stock purchase rights, unless the administrator of the plan determines otherwise, we have a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with us for any reason (including death or disability). Such repurchase option lapses at a rate determined by the administrator of the plan. The purchase price for shares repurchased by us is the original price paid by the purchaser. The form of consideration for exercising an option or stock purchase right, including the method of payment, is determined by the administrator. The 2008 EIP expires in June 2018.

In the event of a merger or change in control of the Company, each outstanding award granted under the 2008 EIP will be treated as the administrator of the plan determines, including that each award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which we intend to be comparable to those provided at peer companies.

401(k) Plan

The Company sponsors a 401(k) Plan under which eligible employees may contribute, on a pre-tax basis, up to 15% of the employee’s total annual income from the Company, excluding bonuses, subject to certain IRS limitations. Commencing in fiscal 2012, the Company reinstated a Company match in the amount of $3,000 per year. All full-time employees who have attained age 18 are eligible to participate in the plan. All contributions are allocated to the employee’s individual account and, at the employee’s election, are invested in one or more investment funds available under the plan. Contributions are fully vested and not forfeitable.

CEO Compensation

Compensation for our Chief Executive Officer during fiscal 2012 was consistent with the philosophies and practices described above for executive officers in general. Upon Dr. Beck’s commencement as the Company’s Chief Executive Officer in October 2011, his base salary was set at $300,000, approximately the 50th percentile of peer companies. Upon Mr. Moore’s commencement as the Company’s Chief Executive Officer in August 2012, Mr. Moore received a base salary of $200,000 along with a one-time restricted stock award of 25,000 shares, which will vest on December 31, 2013, subject to his continuous service.

Fiscal Years 2013-2014 Equity Compensation of our Chief Executive Officer

In March 2013, the Compensation Committee granted Mr. Moore a restricted stock unit award for up to 220,000 shares of the Company’s common stock under the terms of the 2008 EIP (the “Market Performance Award”). The Market Performance Award is intended to more directly align Mr. Moore’s compensation with the Company’s stock performance.

The number of shares issuable pursuant to the Market Performance Award will be based upon the Company’s average stock price performance during the two months prior and two months following a vesting event, or the fair market value of the Company’s common stock in the event vesting is triggered by a change of control of the Company. The Market Performance Award will vest upon Mr. Moore’s continuous service as President and Chief Executive Officer of the Company through December 31, 2014 or earlier in the event of Mr. Moore’s termination by the Board other than for cause, termination in connection with a change of control of the Company other than for cause, death, disability or resignation in connection with a serious health condition affecting members of Mr. Moore’s family.

Any shares that are issued pursuant to the Market Performance Award will also be subject to a restriction on transfer for six months following the issuance of such shares other than in the event of a change of control of the Company, Mr. Moore’s death or disability, or a serious health condition affecting members of Mr. Moore’s family.

2012 Summary Compensation Table

The following table shows, with respect to each person who served as Chief Executive Officer of the Company during the 2012 fiscal year and each of the Company’s other two most highly compensated executive officers earning more than $100,000 in salary and bonus (the “named executive officers”), information concerning compensation awarded to or earned by each named executive officer or paid for their services to the Company in all capacities during the 2012 fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
William M. Moore (3)	2012	$42,308	—	$97,250	$0	$6,573	$159,631
President and Chief Executive Officer

Dominik Beck, Ph.D. (4)	2012	$209,632	$2,334	—	—	$118,530	$330,496
Former President and Chief Executive Officer	2011	$69,462	$2,334	$255,000	$317,641	$58,773	$703,210

James H. Mackaness (5)	2012	$262,808	$29,090	—	$183,788	$3,810	$479,496
Chief Financial Officer and Chief Operating Officer	2011	$258,231	$29,090	—	$124,565	$810	$412,696
	2010	$246,875	$21,180	—	$72,978	$798	$341,831

Ronald Steckel	2012	$138,462	—	$19,950	$210,375	$4,250	$373,037
Vice President, Operations

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.
(2)	Unless otherwise indicated, “All Other Compensation” consists solely of the value of life insurance premiums paid by the Company.
(3)

Mr. Moore was appointed as the Company’s President and Chief Executive Officer in August 2012. In 2012, Mr. Moore’s other compensation consists of $13,500 of consulting fees incurred prior to his appointment as President and Chief Executive Officer, $6,040 of reimbursement of relocation related expenses, and $533 of life insurance premiums. In connection with his service as the non-employee Chairman of the Board of Directors prior to August 2012, Mr. Moore also received cash payments of

$30,000, a stock award with an aggregate grant date fair value of $19,999 and an option award with an aggregate grant date fair value of $12,513, each equity award computed in accordance with FASB ASC Topic 718. See “Director Compensation” below for more information.

(4)

Dr. Beck served as the Company’s President and Chief Executive Officer from October 2011 until August 2012. In 2012, Dr. Beck’s other compensation consists of $118,530 in consideration for entering into certain release agreements in connection with his termination and resignation from the board of directors and $530 of life insurance premiums. In 2011, Dr. Beck’s other compensation consists of $58,617 of reimbursement of relocation related expenses and $156 of life insurance premiums.

(5)	Mr. Mackaness was appointed as the Company’s Chief Operating Officer in August 2012.

Grants of Plan-Based Awards in Fiscal 2012

The following table shows all grants of plan-based awards made to our named executive officers under our equity compensation plans during fiscal 2012.

Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	All Other Stock Awards: Number of Shares of Stocks or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
William M. Moore	7/2/2012	5,000	$3.7499	0	$12,513
	7/2/2012	0	0	5,333	$19,999
	9/12/2012	0	0	25,000	$97,250
Dominik Beck, Ph.D.	—	0	0	0	0
James H. Mackaness	12/13/2012	72,500	$3.856	0	$183,788
Ronald Steckel	4/16/2012	50,000	$3.990	5,000	$154,275
	12/13/2012	30,000	$3.856	0	$76,050

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table shows, with respect to each of our named executive officers, the number of options exercisable and unexercisable and the number of shares of restricted stock unit awards that have not vested as of the end of the 2012 fiscal year.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($) (1)	Option Expiration Date (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Name	Exercisable	Unexercisable
William M. Moore (3)	15,000	—	$4.30	9/28/2014	—	—
	5,000	—	$2.27	7/1/2016	—	—
	5,000	—	$3.90	7/1/2017	—	—
	5,000	—	$3.95	7/1/2018	—	—
	2,082	2,918	$3.7499	7/2/2019	—	—
	—	—	—	—	5,333	$20,798
	—	—	—	—	25,000	$97,500

Dominik Beck, Ph.D. (4)	—	—	—	—	—	—

James H. Mackaness (5)	80,000	—	$2.49	1/2/2015	—	—
	25,000	—	$0.90	12/11/2015	—	—
	13,333	6,667	$4.31	4/29/2017	—	—
	5,000	—	$4.31	4/29/2017	—	—
	12,500	37,500	$3.60	12/7/2018	—	—
	—	72,500	$3.856	12/13/2019	—	—

Ronald Steckel (6)	—	50,000	$3.99	4/16/2019	—	—
	625	29,375	$3.856	12/13/2019	—	—
	—	—	—	—	5,000	$19,500

(1)

Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported on The Nasdaq Global Market on the date of grant.

(2)	Options held by our named executive officers may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.
(3)

The option granted with an exercise price of $3.7499 to Mr. Moore vests at the rate of 1/12th of the shares at each month following the date of grant. The 5,333 unit RSU award granted to Mr. Moore shall vest with respect to 100% of the shares on July 1, 2013 and the 25,000 unit RSU award granted to Mr. Moore shall vest with respect to 100% of the shares on December 31, 2013.

(4)	As of December 29, 2012, Dr. Beck held no stock or option awards exercisable for shares of the Company’s Common Stock.
(5)

All options granted to Mr. Mackaness with shares which remained unexercisable as of December 29, 2012 vest at the rate of 1/48th of the shares subject to the option each month following the date of grant.

(6)

The option granted with an exercise price of $3.99 to Mr. Steckel vests at the rate of 12/48th of the shares subject to the option 12 months following the date of grant, and 1/48th of the shares vest each month thereafter. The option granted with an exercise price of $3.856 to Mr. Steckel vest at the rate of 1/48th of the shares subject to the option each month following the date of grant.

Option Exercises and Stock Vested at Fiscal 2012 Year End

The following table presents certain information concerning the vesting of stock awards by each of our named executive officers during the 2012 fiscal year. No shares were acquired upon the exercise of stock options held by our named executive officers vested during the 2012 fiscal year.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
William M. Moore (2)	5,063	21,113
Dominik Beck, Ph.D.	—	—
James Mackaness	—	—
Ronald Steckel	—	—

(1)	Reflects the number of shares acquired on vesting multiplied by the closing market price of our common stock as reported on the Nasdaq Global Select Market on the vesting date.
(2)	Reflects the vesting of an automatically granted RSU award made to Mr. Moore in his capacity as a non-employee director during the 2011 fiscal year which vested in full during the 2012 fiscal year.

Termination and Change of Control Arrangements

Change of Control Agreement with James H. Mackaness

On January 22, 2008, the Company entered into a Change of Control and Severance Agreement (the “Change of Control Agreement”) with James H. Mackaness, the Company’s Chief Operating Officer and Chief Financial Officer. The Change of Control Agreement provides Mr. Mackaness with certain severance benefits in the event that his employment with the Company is terminated under certain circumstances described therein.

Termination within the Change of Control Context

If in the event that: (a) within twelve months following a Change of Control (as defined in the Change of Control Agreement), or (b) at any time prior to a Change of Control if such termination is effected at the request of an Acquiror (as defined in the Change of Control Agreement), (x) Mr. Mackaness terminates his employment with the Company for Good Reason (as defined in the Change of Control Agreement), or (y) the Company terminates Mr. Mackaness’s employment without Cause (as defined in the Change of Control Agreement), and, in each case, Mr. Mackaness signs and does not revoke a standard release of claims with the Company, then Mr. Mackaness will receive the following severance from the Company:

(i) Cash Severance Payment. Mr. Mackaness would be paid a lump sum payment equal to six months of his base salary.

(ii) Vesting Acceleration. Fifty percent of the shares underlying the then-outstanding and unvested stock options in Company Common Stock held by Mr. Mackaness, if any, would immediately vest and become exercisable, and fifty percent of any shares of restricted stock in the Company then-held by Mr. Mackaness, if any, would immediately vest and the applicable Company right of repurchase or reacquisition with respect to such shares will lapse.

(iii) Continued Employee Benefits. Mr. Mackaness would receive reimbursement from the Company for a period of up to six months for the costs and expenses incurred by himself and/or his eligible dependents for coverage under the Company’s benefit plans, provided that such coverage is timely elected under COBRA.

Termination outside the Change of Control Context

If Mr. Mackaness’ employment with the Company terminates: (i) voluntarily by Mr. Mackaness (except upon a termination for Good Reason (a) within twelve (12) months following a Change of Control, or (b) at any time prior to a Change of Control if such termination is at the request of an Acquiror), (ii) for Cause by the

Company or (iii) without Cause by the Company if not (a) within twelve months following a Change of Control, or (b) at any time prior to a Change of Control if such termination is at the request of an Acquiror, then Mr. Mackaness would not be entitled to receive any severance from the Company.

Release Agreements with Dominik Beck

On November 6, 2012, the Company and Dominik Beck entered into an Agreement and Release and an ADEA Waiver Agreement and Release (the “Beck Agreements”). Pursuant to the Beck Agreements, the Company made cash payments to Dr. Beck in the amounts of $118,000 during fiscal 2012 and $75,084 during fiscal 2013 in exchange for Dr. Beck’s release of claims against the Company and agreement to resign from the Board.

Director Compensation

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2012. Dr. Beck did not receive additional compensation for his services as a member of our Board. During fiscal 2012, Mr. Moore, who was a non-employee member of our Board prior to August 2012, received the compensation specified in the following table solely arising from his service as a member of our Board. Scott A. Shuda was elected to the board of directors on December 5, 2012 and did not receive any cash compensation for his service as a non-employee member of our Board during our 2012 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)(2)	Total ($)
Sanford Fitch	$40,000	$19,999	$0	$59,999
Garrett A. Garrettson, Ph.D.	$36,000	$19,999	$0	$55,999
James B. Hawkins	$30,988	$19,999	$0	$50,986
William M. Moore (3)	$30,000	$19,999	$12,513	$62,512
Ruediger Naumann-Etienne, Ph.D.	$34,000	$19,999	$0	$53,999
Scott A. Shuda	$0	$0	$0	$0

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.
(2)	As of December 29, 2012, the aggregate number of underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Outstanding Options
Sanford Fitch	40,000
Garrett A. Garrettson, Ph.D.	55,000
James B. Hawkins	25,000
William M. Moore	35,000
Ruediger Naumann-Etienne, Ph.D.	15,000
Scott A. Shuda	0

(3)	Mr. Moore is the Chairman of the Board.

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board.

Cash Compensation

Pursuant to our non-employee director cash compensation policy, non-employee members of our Board, other than our Chairman, received an annual retainer (in each case paid in quarterly installments) of $20,000, and our Chairman of the Board received an annual retainer of $35,000. Each member (including the chairman) of the

Audit Committee received an annual retainer of $7,000, and each member (including the chairman) of the Nominating and Governance Committee and the Compensation Committee received an annual retainer of $5,000. The Chairman of the Audit Committee received an additional annual retainer of $8,000, and the Chairman of each of the Nominating and Governance Committee and the Compensation Committee received an additional annual retainer of $4,000. We reimburse members of the Board and Board committees for reasonable out-of-pocket expenses incurred by them in attending such meetings.

Mr. Moore received cash compensation for his service as a non-employee member of our Board for the period of January through September 2012.

Equity Compensation

Pursuant to our non-employee director equity compensation policy, (i) each non-employee director automatically received an RSU grant equal to $20,000 worth of our common stock (determined based upon the fair market value of the shares at the time such RSU award was granted) under our 2008 EIP and (ii) our non-employee Chairman of the Board automatically received an option grant to purchase 5,000 shares of our common stock with an exercise price equal to the fair market value of the shares at the time such option award was granted under our 2008 EIP. Each RSU grant vests in full on the one-year anniversary of the date of grant and the option granted to our Chairman of the Board is subject to vesting over 12 months, with 1/12th of the shares subject to the option vesting each month following the grant date, and has a term of 7 years.

In July 2012, Mr. Moore received the automatic non-employee director RSU grant and stock option award for his service as the non-employee Chairman of the Board. These awards remain outstanding and continue to vest following Mr. Moore’s appointment as President and Chief Executive Officer in August 2012. Mr. Moore will not receive any compensation for his Board service, including as Chairman, during fiscal 2013.

AUDIT COMMITTEE REPORT

General

The Audit Committee of the Board is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s consolidated financial statements, as well as assisting the Board with overseeing and monitoring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the Company’s internal accounting and financial controls.

Review with Management

The Audit Committee reviewed and discussed our audited consolidated financial statements for fiscal year 2012 ended December 29, 2012, together with the notes thereto, with management, which has primary responsibility for the consolidated financial statements. Burr Pilger Mayer, Inc., our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee discussed with Burr Pilger Mayer, Inc. the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements.

The Audit Committee also received from the independent registered public accounting firm the written disclosures and letter regarding the independent registered public accounting firm’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and has discussed Burr Pilger Mayer, Inc.’s independence with them. The Audit Committee also concluded that Burr Pilger Mayer, Inc.’s provision of non-audit services to the Company is compatible with Burr Pilger Mayer, Inc.’s independence.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for fiscal year 2012 ended December 29, 2012 for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Sanford Fitch (Chairman)

Garrett A. Garrettson, Ph.D.

James B. Hawkins

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with BlueLine Capital Partners, LLC

On August 31, 2007, the Company entered into a Securities Purchase Agreement with BlueLine Capital Partners, LLC (“BlueLine”) pursuant to which it sold to BlueLine units (the “Units”), consisting of one share of the Company’s Series A preferred stock and one warrant to purchase 1.2 shares of the Company’s Common Stock (such sale, the “BlueLine Financing”). In connection with this transaction the Company issued an aggregate of 500,000 Units at $10.00 per Unit, resulting in the issuance of 500,000 shares of Series A preferred stock, convertible into 1 million shares of Common Stock pursuant to the provisions of the Certificate of Designation filed by the Company in connection with the sale, and warrants (the “Initial Warrants”) to purchase an aggregate of 600,000 shares Common Stock at an exercise price of $0.01 per share. The Initial Warrants were exercisable after August 31, 2007 and were exercised prior to their expiration on December 31, 2007. Pursuant to the Securities Purchase Agreement, BlueLine has the right to designate two individuals for appointment to the Company’s Board of Directors, one of which is at BlueLine’s discretion and the second of which is subject to the Company’s reasonable approval.

The Company also entered into an Investor Rights Agreement with BlueLine, pursuant to which the Company granted BlueLine certain registration rights, including the right to request that the Company file a Form S-3 registration statement within 90 days of becoming eligible to file a Form S-3 registration statement and the right to request the Company file a Form S-1 registration statement any time after February 29, 2008. The parties subsequently amended the Investor Rights Agreement on March 31, 2009, pursuant to which BlueLine waived the Company’s obligation to file a registration statement on Form S-3 until such time, on or after June 30, 2009, as the holders of 60% of the Registrable Securities (as defined in the Investor Rights Agreement) request such registration in writing. In order to induce BlueLine to enter into such amendment, the Company issued to BlueLine warrants to purchase an aggregate of 20,000 shares of the Company’s Common Stock at an exercise price of $0.01 per share (the “Amendment Warrants” and, together with the Initial Warrants, the “Warrants”). The parties also amended the Investor Rights Agreement so as to include the shares of Common Stock issuable upon exercise of the Amendment Warrants in the shares eligible for registration under the Investor Rights Agreement. The Amendment Warrants were exercised on April 2, 2009.

The BlueLine Financing and the issuances of the Warrants were completed through private placements to accredited investors and were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of the Series A preferred stock, together with the shares of the Common Stock issuable upon the conversion of the Series A preferred stock, and the Warrants, together with the shares of the Common Stock issued or issuable upon the exercise of the Warrants, have not been registered under the Securities Act or any state securities laws. Unless so registered, such securities may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and any applicable state securities laws.

Transactions with Theodore Boutacoff

In October 2011, the Company entered into an Executive Transition Agreement with Theodore Boutacoff (the “Boutacoff Agreement”), pursuant to which Mr. Boutacoff resigned as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors, and was appointed as the Company’s Chief Technology Officer. Mr. Boutacoff resigned from the Company in February 2013. Pursuant to the Boutacoff Agreement, all outstanding equity awards held by Mr. Boutacoff became fully vested and were amended to extend the post-termination exercise periods to their respective expiration dates. The aggregate fair value of the amendments to Mr. Boutacoff’s equity awards was $1,725.

Transactions with Dominik Beck

In November 2012, the Company and Dominik Beck entered into an Agreement and Release and an ADEA Waiver Agreement and Release, as described in “Executive Compensation—Termination and Change of Control

Arrangements” above. Pursuant to the Beck Agreements, the Company made cash payments to Dr. Beck in the amounts of $118,000 during fiscal 2012 and $75,084 during fiscal 2013 in exchange for Dr. Beck’s release of claims against the Company and agreement to resign from the Board of Directors of the Company.

Other than the transactions with BlueLine, Mr. Boutacoff and Dr. Beck described above, since the beginning of the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than indemnification agreements between the Company and each of its directors and officers.

Compensation Committee Interlocks and Insider Participation

During the 2012 fiscal year, Mr. Moore, our President, Chief Executive Officer and Chairman, served as a member of the compensation committee of the board of directors of Natus Medical, Inc. Mr. Hawkins, an independent member of our Board, is the Chief Executive Officer and a member of the board of directors of Natus Medical, Inc. Mr. Hawkins does not serve on our Compensation Committee. Mr. Hawkins, in his capacity as a Board member, participated in discussions with the members of the Compensation Committee regarding Mr. Moore’s salary and equity compensation. However, all decisions regarding Mr. Moore’s compensation have been approved only by the Compensation Committee.

Our Audit Committee has the principal responsibility for reviewing and approving in advance any proposed related party transactions pursuant to written policies and procedures adopted by the Board, subject to specified exceptions and other than those that involve compensation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no filings were required for such persons, the Company is not aware of any late Section 16(a) filings during the Company’s 2012 fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock as of March 20, 2013 by (i) each person (or group of affiliated persons) who is the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, and (iv) all of the Company’s directors and executive officers as a group.

	Beneficial Ownership as of March 20, 2013
5% Stockholders, Directors and Officers (1)	Number of Shares (2)	Percent of Total (%) (2)
BlueLine Partners, L.L.C. (3)	2,605,536	30.4
Paragon Associates II Joint Venture (4)	750,000	8.8
Kennedy Capital Management, Inc. (5)	674,667	7.9
Clayton Partners, LLC (6)	526,427	6.2

Directors
Sanford Fitch (7)	59,063	*
Garrett A. Garrettson, Ph.D. (8)	72,063	*
James B. Hawkins (9)	45,013	*
William M. Moore (10)	124,007	1.4
Ruediger Naumann-Etienne, Ph.D. (11)	153,815	1.8
Scott A. Shuda (3)	2,605,536	30.4

Named Executive Officers
Dominik Beck, Ph.D.	—	*
James H. Mackaness (12)	126,688	1.5
Ronald Steckel (13)	19,375	*
All directors and executive officers as a group (9 persons) (14)	3,427,176	38.3

*	Represents less than 1% of the total.
(1)	Unless otherwise indicated in the table, the address for each listed person is c/o IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043.
(2)

The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 20, 2013, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 8,558,527 shares of common stock outstanding on March 20, 2013.

(3)

Includes shares owned by: BlueLine Capital Partners, L.P., BlueLine Capital Partners II, LLC, BlueLine Capital Partners III, LP, and BlueLine Catalyst Fund IX, L.P., together (the “BlueLine Funds”). BlueLine Partners, L.L.C. is the sole general partner of the BlueLine Funds. Mr. Shuda is the Managing Director of BlueLine Partners, L.L.C. BlueLine Partners is located at 319 Diablo, Suite 200, Danville, CA 94526.

(4)

Reflects 750,000 shares of Common Stock held of record by Paragon Associates and Paragon Associates II Joint Venture (“Paragon JV”); Bradbury Dyer III, as the authorized agent of Paragon JV, has the power to vote and dispose of the 750,000 shares of Common Stock held by Paragon JV. This information was obtained from a filing made with the SEC pursuant to Rule 13d-1 of the Exchange Act on February 10, 2009. Paragon Associates and Paragon JV are located at 500 Crescent Court, Suite 260, Dallas, Texas 75201.

(5)

Kennedy Capital Management, Inc. is located at 10829 Olive Blvd., St. Louis, MO 63141. This information was obtained from a filing made with the SEC pursuant to Rule 13G of the Exchange Act on February 14, 2013.

(6)

Clayton Partners, LLC is located at 575 Market Street, Suite 1825, San Francisco, CA 94105. This information was obtained from a filing made with the SEC pursuant to Rule 13G of the Exchange Act on March 25, 2013.

(7)	Includes 40,000 shares subject to options that are exercisable within 60 days of March 20, 2013.
(8)	Includes 55,000 shares subject to options that are exercisable within 60 days of March 20, 2013.
(9)	Includes 25,000 shares subject to options that are exercisable within 60 days of March 20, 2013.
(10)	Includes 35,000 shares subject to options that are exercisable within 60 days of March 20, 2013. Mr. Moore is also the Chief Executive Officer and President of the Company.
(11)

Includes 15,000 shares subject to options that are exercisable within 60 days of March 20, 2013. Includes 64,019 shares owned by Intertec Healthcare Partners LP (“Intertec”), over which Dr. Naumann-Etienne may be deemed to share voting and dispositive power as a result of his position as a general partner. Includes 22,000 shares owned by the Naumann-Etienne Foundation, over which Dr. Naumann-Etienne may be deemed to share voting and dispositive power as a result of his position as president. Dr. Naumann-Etienne disclaims beneficial ownership of the shares held by Intertec, except to the extent of his proportionate partnership interest therein, and disclaims beneficial ownership of the shares held by the Naumann-Etienne Foundation, except to the extent of his pecuniary interest therein.

(12)	Includes 124,688 shares subject to options that are exercisable within 60 days of March 20, 2013.
(13)	Includes 19,375 shares subject to options that are exercisable within 60 days of March 20, 2013.
(14)	Includes 380,061 shares subject to options that are exercisable within 60 days of March 20, 2013.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at this meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: April 26, 2013

IRIDEX

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT LINE SACKPACK

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Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 12, 2013.

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A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, FOR Proposals 2 and 3, and ONE YEAR on Proposal 4.

1. Election of Directors:

For Against Abstain

For Against Abstain

For Against Abstain

+

01 - William M. Moore

02 - Garrett A. Garrettson

03 - James B. Hawkins

04 - Sanford Fitch

05 - Scott A. Shuda

06 - Ruediger Naumann-Etienne

For Against Abstain

For Against Abstain

2. To ratify the appointment of Burr Pilger Mayer, Inc. as independent registered public accountants of the Company for the fiscal year ending December 28, 2013.

3. To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the proxy statement.

1 Year 2 Years 3 Years Abstain

4. To recommend, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation.

In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other matters which may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

IRIDEX

Proxy — IRIDEX Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2013 ANNUAL MEETING OF STOCKHOLDERS June 12, 2013

The undersigned stockholder of IRIDEX Corporation, a Delaware corporation (“IRIDEX”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2013, and hereby appoints William M. Moore and James Mackaness, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of IRIDEX to be held on June 12, 2013, at 10:00 a.m., Pacific Daylight Savings Time, at the principal offices of IRIDEX located at 1212 Terra Bella, Mountain View, California 94043, and at any adjournment(s) or postponement(s) thereof and to vote all shares of Common Stock and Series A Preferred Stock of IRIDEX which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of each of the nominees listed, FOR ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm, FOR non-binding approval the compensation of our named executive officers as described in the proxy statement, ONE YEAR as the recommended frequency with which stockholders are provided an advisory vote to approve executive compensation, and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof. The Board of Directors unanimously recommends a vote “FOR” each of the nominees listed in Proposal 1, “FOR” Proposals 2 and 3, and “ONE YEAR” on Proposal 4.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE